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                                                                  Exhibit 2.9(b)

                               SECOND AMENDMENT TO
                       PURCHASE AND CONTRIBUTION AGREEMENT


         THIS SECOND AMENDMENT TO PURCHASE AND CONTRIBUTION AGREEMENT ("Second
Amendment") is made and entered into as of                  by and among Charter
Investment, Inc., a Delaware corporation formerly known as Charter Communications, Inc. ("CII"), Charter Communications Holding Company, LLC, a Delaware limited liability company ("Charter LLC"), Falcon Communications, L.P., a California limited partnership ("Falcon"), Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP"), TCI Falcon Holdings, LLC, a Delaware limited liability company ("TCI"), Falcon Cable Trust, a California trust ("FC Trust"), Falcon Holding Group, Inc., a California corporation ("FHGI"), and DHN Inc., a California corporation ("DHN") (FHGLP, TCI, FC Trust, FHGI and DHN are sometimes referred to herein as "Sellers").


                              PRELIMINARY STATEMENT

         A. CII, Falcon, and Sellers entered into the Purchase and Contribution Agreement on May 26, 1999 (the "Purchase and Contribution Agreement"), which was amended and modified by a First Amendment to Purchase and Contribution Agreement dated as of June 22, 1999 ("First Amendment").

         B. The parties hereto desire to modify the Purchase and Contribution Agreement in certain respects as described herein. Section 11.9 of the Purchase and Contribution Agreement provides that the Purchase and Contribution Agreement may be amended; provided that any such amendment will be binding on the parties prior to Closing only if set forth in a writing executed by them.

         C. Section 8.1(a)(1) of the Purchase and Contribution Agreement provides that the Closing shall take place on the date specified therein or on such earlier or later date as FHGLP and CII shall mutually agree. FHGLP, CII and Charter LLC desire to designate a certain date for the Closing in certain events as specified herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Except as otherwise provided in this Second Amendment, all capitalized terms used herein and not otherwise defined herein shall have the same meanings assigned to them in the Purchase and Contribution Agreement, as amended and modified by the First Amendment.

         2. For purposes of this Second Amendment, "Charter IPO" means the initial public offering of shares of Class A Common Stock of Charter Communications, Inc. that is described in the Preliminary Prospectus dated October 18, 1999.

         3. In the event FHGLP would be authorized to specify a date for the Closing that is on or before November 11, 1999 in accordance with Section 8.1(a)(1) of the Purchase and Contribution Agreement and FHGLP has heretofore specified, or after the date hereof specifies, such a date for the Closing, then, notwithstanding any such specification, FHGLP agrees to postpone the date for the Closing to the earlier of (A) the date on which the Charter IPO is consummated (in which event the Closing will occur concurrently with the consummation of the
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Charter IPO) and (B) November 19, 1999; and FHGLP, CII and Charter LLC agree to consummate the Closing on such earlier date in such event. If the date for the Closing is determined pursuant to the preceding sentence, such date shall be deemed determined in accordance with Section 8.1(a)(1) of the Purchase and Contribution Agreement for all purposes of the Purchase and Contribution Agreement (including, but not limited to, Section 9). Accordingly, consummation of the Closing remains subject to satisfaction or, to the extent permitted by law, waiver, of the closing conditions described in Section 7 and subject to Sections 8.1(a)(2), 8.1(a)(3) and 8.1(a)(4) of the Purchase and Contribution Agreement, and the proviso at the end of Section 8.1(a)(1) shall still apply. In the event FHGLP would not be authorized to specify a date for the Closing that is on or before November 11, 1999 in accordance with Section 8.1(a)(1) of the Purchase and Contribution Agreement or FHGLP does not specify such a date for the Closing, the date for the Closing shall be determined in accordance with the provisions of the Purchase and Contribution Agreement without regard to this Second Amendment.

         4. The parties hereby agree that the Purchase and Contribution Agreement, as amended and modified by the First Amendment, is hereby deemed further amended in all respects necessary to give effect to the consents, agreements and waivers contained in this Second Amendment, whether or not a particular Section or provision of the Purchase and Contribution Agreement has been referred to in this Second Amendment. Except as amended hereby, the Purchase and Contribution Agreement, as amended and modified by the First Amendment, shall remain unchanged and in full force and effect, and this Second Amendment shall be governed by and subject to the terms of the Purchase and Contribution Agreement, as amended and modified by the First Amendment and this Second Amendment. From and after the date of this Second Amendment, each reference in the Purchase and Contribution Agreement to "this Agreement," "hereof," "hereunder" or words of like import, and all references to the Purchase and Contribution Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature (other than in this Second Amendment or as otherwise expressly provided) shall be deemed to mean the Purchase and Contribution Agreement, as amended and modified by the First Amendment and as further amended and modified by this Second Amendment, whether or not such First Amendment or Second Amendment is expressly referenced. This Second Amendment may be signed in one or more counterparts, each of which shall constitute an original but which when taken together shall constitute one instrument.

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         IN WITNESS WHEREOF, this Second Amendment has been executed by each of
CII, Charter LLC, Falcon and Sellers as of the date first written above.

         SELLERS:                       CII:

FALCON HOLDING GROUP, L.P.              CHARTER INVESTMENT, INC.

By:  Falcon Holding Group, Inc.,        By:  _______________________________
     General Partner                         Name:  Curtis S. Shaw
                                             Title: Senior Vice President
By:  _______________________________
     Name:  Stanley S. Itskowitch
     Title: Executive Vice President    CHARTER LLC:

                                        CHARTER COMMUNICATIONS HOLDING
                                        COMPANY, LLC
TCI FALCON HOLDINGS, LLC
                                        By:  _______________________________
By:  _______________________________         Name:  Curtis S. Shaw
     Name:  Derek Chang                      Title: Senior Vice President
     Title: Vice President

                                        FALCON:
FALCON HOLDING GROUP, INC.
                                        FALCON COMMUNICATIONS, L.P.
By:  _______________________________
     Name:  Stanley S. Itskowitch       By:  Falcon Holding Group, L.P.,
     Title: Executive Vice President         General Partner

                                        By:  Falcon Holding Group, Inc.
FALCON CABLE TRUST                           General Partner

By:  _______________________________    By:  _______________________________
     Name:  Marc B. Nathanson                Name:  Stanley S. Itskowitch
     Title: Trustee                          Title: Executive Vice President

                                        By:  TCI Falcon Holdings, LLC,
DHN, INC.                                    General Partner

By:  _______________________________    By:  _______________________________
     Name:  Stanley S. Itskowitch            Name:  Derek Chang
     Title: Executive Vice President         Title: Vice President


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